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                                                                   EXHIBIT 10.10

                    FAIRCHILD SPACE AND DEFENSE CORPORATION

                     Supplemental Executive Retirement Plan

                          Effective September 1, 1989

                                Revised 11/3/93
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                               TABLE OF CONTENTS

I. INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
II. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
III. PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
IV. VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
V. THE BENEFIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
VI. TERMINATION FROM THE PLAN PRIOR TO RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
VII. RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
VIII. PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
IX. DEATH OF THE PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
X. AMENDMENT OR TERMINATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
XI. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
XII. THE COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

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I. INTRODUCTION

Fairchild Space and Defense Corporation, a Delaware Corporation ("Employer"), hereby establishes a Supplemental Executive Retirement Plan (the "Plan"). The purpose of the Plan is to assure adequate retirement income for key executives of the Employer. The Plan is an unfunded, unqualified plan for certain highly compensated employees or top management and is not a plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

II. DEFINITIONS
 Account Balances:                             The Participant's profit-sharing or equivalent account with respect to the Company's contributions and the earnings thereon in the Savings Plan for Employees of Fairchild Space and Defense
                                               Corporation.

 Accrual Percentage:                           The rate by which the Participant's benefits under the Plan accrue as set forth in Article V.B.

 Actuarial Equivalent:                         The Actuarial Equivalent shall be any benefit provided under the terms of the Plan which has the same present value on the date the benefit payment commences and shall be determined in
                                               accordance with the definition of Actuarial Equivalent or the method for determination thereof in the defined benefit plan of the Company in which the Participant participates except that for the purposes of lump sum payment the Pension Benefit
                                               Guaranty Corporation rates (PBGC) shall be used.

 Agreement:                                    The written agreement between the Participant and the Company evidencing participation in the Plan.

 Annual Retirement Benefit:                    The retirement benefit to be paid to Participant in accordance with the provisions of the Plan.

 Beneficiary:                                  Any beneficiaries last designated by the Participant to receive the benefits provided to him under this Plan. All such
                                               designations shall be by written document filed with the
                                               Employer and shall be revocable at any time by the Participant by written document filed with the Employer. All such
                                               revocations may be made without the consent of the Beneficiary.
                                               If no designation shall be in effect at the time benefits are payable under this Plan, the Beneficiary shall be the estate of the Participant.

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
 Board of Directors:                           The Board of Directors of the Employer.

 Committee:                                    The Executive Compensation Committee which has been designated by the Board of Directors to administer the Plan.

 Company:                                      The Employer, its successors and assigns, and any corporation that the Employer owns the majority of stock, directly or
                                               indirectly, and that adopts the Plan.

 Disability:                                   A disability of the Participant under a tax-qualified retirement plan of the Company in which the Participant participates.

 Employee:                                     Any person regularly employed by the Company, exempt from the overtime provisions of the Fair Labor Standards Act.

 Final Average Earnings:                       The result obtained by dividing the Salary paid to an Employee during a certain period by the number of years, including
                                               fractional years, in such period for which the  Salary was received. The certain period shall be the five consecutive calendar years of Service within the last 10 completed years of
                                               Service which yield the highest average salary. If the Employee has less than five consecutive calendar years of Service, the average shall be taken over his total period of Service. For the purposes of this calculation, Service shall only include service with the Company after September 1, 1989 and service with
                                               Fairchild Industries, Inc. after December 31, 1978.

 Hour of Service:                              Each hour for which an Employee is directly or indirectly paid by the Employer for the performance of duties and for reasons other than the performance of duties. The following periods of time shall be included as Hours of Service: authorized leaves of absence and employment by the Company in a position that is not exempt from the overtime provisions of the Fair Labor Standards
                                               Act.

 Normal Year of Service:                       A calendar year in which an Employee completes 2,080 Hours of
                                               Service whether or not a Participant.

 Participant:                                  Any Employee who meets the participation requirements described within or hereafter amended.

 Policy:                                       The term Policy shall mean a life insurance policy as set forth in Article XI.C.

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
 Salary:                                       The basic rate of annual compensation payable as regular
                                               compensation for Service as an Employee, including salary
                                               reduction elected by the Employee under the Fairchild Space and
                                               Defense Corporation deferred compensation plan, exclusive of bonuses, overtime and other extraordinary compensation. The basic rate in effect on January 1 of each year shall be used in calculating the Benefit.

 Service:                                      Service as an Employee of the Company. Including service with
                                               Fairchild Industries, Inc. which is recognized by the Retirement
                                               Plan for Employees of Fairchild Space and Defense Corporation.

 Vesting Percentage:                           The rate by which the Participant's rights to accrued benefits under the Plan become nonforfeitable as set forth in Article IV.

 Vesting Year of Service:                      A calendar year in which an Employee completes at least 1,000
                                               Hours of Service.




III. PARTICIPATION

A. In General

Participation in the Plan is determined by the Board of Directors and may be terminated at their convenience. Participation in the Plan is voluntary for selected Employees. Employee participation shall commence as of the effective date of the Agreement.

B. Forms to be Filed

Each Employee who participates in the Plan shall file with the Committee documents containing such information which in the opinion of the Committee is necessary or desirable for the operation of the Plan.

C. Consent to the Plan

Each Participant participating in the Plan shall be conclusively deemed for all purposes to have consented to this Plan and any amendments thereto and to all the terms and conditions thereof.

However, nothing in this Plan shall be deemed to constitute an employment agreement between the Participant and the Employer or give the Participant any right to be retained by the
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Employer. Further, nothing herein shall be construed to modify the terms of any employment agreement between the Participant and Employer but is intended to be a supplement thereto.


IV. VESTING

The Vesting Percentage for any Participant is 10% of the Annual Retirement Benefit for each Vesting Year of Service after an Employee becomes a Participant and, for Hours of Service less than a vesting Year of Service, 1% for each 100 Hours of Service.


V. THE BENEFIT

A. The Formula

An Annual Retirement Benefit beginning at age 65 will be paid to the Participant annually for life equal to 60% of the Participant's Final Average Earnings reduced by:

(1) the Participant's annual estimated primary Social Security benefit at age
65;

(2) the amount which the Participant has accrued under all defined benefit plans maintained by the Company expressed as a yearly amount in the form of a single life annuity; and

(3) the Account Balances at age 65 or the equivalent value of the Account Balances at age 65 if determined for a Participant who is not age 65 expressed as a yearly amount in the form of a single life annuity.

B. Accrual of Benefit

The Accrual Percentage shall be an accrual for any Participant of 5% of the Annual Retirement Benefit for each Normal Year of Service and, for Hours of Service less than a Normal Year of Service, .5% for each 208 Hours of Service.

VI. TERMINATION FROM THE PLAN PRIOR TO RETIREMENT

A. Termination of Employment

In the event of the Participant's termination of employment, other than by death or retirement under a tax qualified retirement plan maintained by the Company in which the Participant participates, the Participant is entitled to the Annual Retirement Benefit (as if he had continued employment until reaching age 65 and then immediately retired but based on his current Final Average Earnings as of his termination of employment) multiplied by his Accrual Percentage and by the Vesting Percentage in each case as of the date of termination of employment, payable in accordance with the provisions of Article VIII.
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In addition to the stated eligibility requirements for the Company's Retiree
Health Plan, Participants also shall be entitled, upon reaching the age of 55 years, to participate in the Retiree Health Plan in accordance with its terms and as it may be from time-to-time amended and if it remains in existence if:

(a) the participant's employment was terminated involuntarily;
(b) the participant had at least ten years accrued service at the time of termination, and (c) reasonable health care coverage is otherwise unavailable from another source when the participant reaches the age of 55 years.

B. Termination from the Plan While an Employee

In the event of the Participant's termination from the Plan prior to his termination of employment, the Participant is entitled to the Annual Retirement Benefit calculated in accordance with Section A. of this Article Vi. as if the Participant terminated employment as of his date of termination from the Plan and payable in accordance with the provisions of Article VIII.

C. Total Disability

Notwithstanding any other provision of the Plan, in the event of the Participant's termination of employment by reason of a Disability, the participant is entitled to the Annual Retirement Benefit calculated in accordance with Section A. of this Article VI. (for the purposes of such calculation the Vesting Percentage shall be 100%) and payable in accordance with the provisions of Article VIII.

VII. RETIREMENT

A. Normal Retirement

In the event of the Participant's termination of employment by retirement in accordance with the provisions of a Company Retirement plan on or subsequent to age 65, the Participant is deemed 100% vested and entitled to the Annual Retirement Benefit as calculated in Article V.A. multiplied by the Participant's Accrual Percentage.

B. Early Retirement

In the event of retirement under the provisions of a tax-qualified retirement plan maintained by the Company in which the Participant participates prior to age 65, the Participant is entitled to the Annual Retirement Benefit
(calculated as if he had continued employment until reaching age 65 and then immediately retired but based on his current Final Average Earnings as of his early retirement and reduced by (i) the early retirement benefit payable under the tax-qualified retirement plan in which the Participant participates and
(ii) the Account Balances expressed as a yearly amount in the form of a single life annuity multiplied by his Accrual Percentage and by
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his Vesting Percentage in each case as of the date of early retirement, payable in accordance with the provisions of Article VIII.  of the Plan.


VIII. PAYMENT OF BENEFITS

A. Normal Benefits

The Annual Retirement Benefit payable under the Plan is payable monthly beginning at age 65 to the retiree for his life. However, this form of benefit may be converted by the Participant at the convenience of the Company (as determined by the Committee) to the Actuarial Equivalent in the form of a joint and 50% spousal survivor annuity or a joint and 100% spousal survivor annuity.

(1) Post-Age 65 Termination or Retirement

If the Participant terminates employment or retires on or subsequent to the Participant's reaching age 65, payments calculated pursuant to Article VII.A. will begin on the date of such termination of employment or retirement.

(2) Pre-Age 65 Termination

In the event of the Participant's termination from the Plan prior to his termination from employment or if the Participant terminates employment prior to the Participant's reaching age 65 other than by death or retirement, then, at the election of the Participant and at the convenience of the Company (as determined by the Committee), the Participant may begin to receive the Actuarial Equivalent of payments calculated pursuant to Article VI.A., B., or C., as applicable, (i) for payments pursuant to Article VI.A. or B., on the later of age 55 or the date of termination of employment or (ii) for payment pursuant to Article VI.C., on the date of termination of employment by reason of a Disability.

(3) Early Retirement

In the event of early retirement under the provisions of a tax-qualified plan maintained by the Company in which the Participant participates, then, at the election of the Participant and the convenience of the Company (as determined by the Committee), the Participant may begin to receive payments calculated pursuant to Article VII.B. on the date of such early retirement and reduced by reference to the following factors:

 Age of Payment                                           % of Benefit
 Commencement Date                                        Payable
 -----------------                                        -------

 64                                                       100
 63                                                       100
 62                                                       100

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
 61                                                       96
 60                                                       92
 59                                                       88
 58                                                       84
 57                                                       80
 56                                                       76
 55                                                       72


B. Lump Sum Payments

The Annual Retirement Benefit payable under the Plan may be paid to any Participant who was an Employee on or after September 1, 1989 at the election of the Participant and at the convenience of the Company (as determined by the Committee), in a lump sum payment.

(1) Post-Age 65 Termination or Retirement

If the Participant terminates employment or retires on or subsequent to the Participant's reaching age 65, payments may be made in a lump sum which is the Actuarial Equivalent of the payment calculated pursuant to Article VII.A.

(2) Pre-Age 65 Termination

In the event of the Participant's termination from the Plan prior to his termination from employment or if the Participant terminates employment prior to the Participant's reaching age 65 other than be death or retirement, payments may be made in a lump sum which is the Actuarial Equivalent of the payment calculated pursuant to Article VI.A., B. or C., as applicable, on the date of termination of employment.

(3) Early Retirement

In the event of early retirement under the provisions of a tax-qualified plan maintained by the Company in which the Participant participates, payments may be made in a lump sum which is the Actuarial Equivalent of Annual Retirement Benefit multiplied by the Participant's Accrual Percentage and Vesting Percentage in each case as of the date of early retirement.

C. Limitations

Benefits from this Plan will not be paid to an active Employee even in the case where the Company hires a previously retired Employee. Further, in no case will a Participant be paid twice by this Plan for the same year of service.
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IX. DEATH OF THE PARTICIPANT

A. Pre-Retirement Death Benefit

If a Participant dies prior to retirement, his Beneficiary shall receive a death benefit equal to two times his Final Average Earnings plus the difference, if any, by which the amount payable to such Beneficiary under the Group Life Insurance Plan maintained by the Company with respect to such Participant has been reduced by salary deferrals of the Participant under any salary deferral plan maintained by the Company. This benefit shall be paid in 120 equal monthly installments. If benefits under a Policy with respect to the Participant shall not be receivable by the Company through fault of the Participant, or shall be receivable in a reduced amount, than the benefit payable to the Beneficiary pursuant to this Section A. shall either, as appropriate, not be paid or be proportionately reduced.

B. Post-Age 55 Spousal, Survivor Annuity

After age 55, a Participant may elect in writing to the Committee the pre-retirement "joint and 50% spousal" survivor annuity. For the Participant who elects this coverage, his Plan benefit will be reduced 1/2% for each year or partial year the election is in effect. If the Participant dies prior to retirement after making this election, the Participant shall be considered to be 100% vested, and his surviving spouse shall receive at the spouse's option, 50% of the Participant's plan annuity for life or the pre-retirement death benefit set forth in Article IX.A.

C. Post-Retirement Death Benefit

If a Participant has elected the "joint and spousal" survivor benefit as his retirement payment form and dies after retirement, then upon his death the spouse shall receive the elected amount for her life. Otherwise, no post-retirement death benefit is available from the Plan.


X. AMENDMENT OR TERMINATION OF PLAN

The Employer may terminate this Plan at his discretion. The termination may not reduce benefits accrued to date of Plan termination and payable to Participants, except as follows;

a. No new Participants need be admitted and no additional benefits need be accrued;

b. Participants with less than five calendar years of participation may be treated as terminated from the Plan while an Employee;

c. Termination may not reduce benefits accrued to date of Plan termination for Participants with more than five calendar years of participation if they otherwise perform all the conditions of this Plan.
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Employer may amend this Plan in any respect, except that such amendment may not reduce benefits except as permitted by Article X .


XI. MISCELLANEOUS

A. Gender and Number

The masculine pronouns whenever used shall include the feminine. Whenever any words are used herein in the singular, they shall be construed as though they were also used in the plural in all cases where they shall so apply.

B. Offset

If at the time any payments are to be made in accordance with the provisions of this Plan, the Employee or the Beneficiary or both are indebted to the Company, then the payments remaining to be made to the Employee or the Beneficiary or both may, at the discretion of the Board of Directors, be reduced by the amount of such indebtedness provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim or such indebtedness.

C. The Policy

The Company may maintain a Policy underlying this Plan.

Neither the Employee nor any Beneficiary shall have any interest in the Policy nor in any other assets of the Company. The Employee's and the Beneficiaries' only interest hereunder shall be the right to receive the benefit set forth herein.

Nothing in this Plan shall be construed as the creation by the Company of an escrow account or trust fund or as any other form of asset segregation.

D. Retention of Services

This Agreement shall not be construed as giving the Employee any right to have his services retained or continued by the Company.

E. Nonassignability

No benefits under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance and any attempt to do so shall be void. Such benefits shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of the Employee or the Beneficiary.

F. Construction
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This Agreement shall be construed and governed in all respects under and by the laws of the State of Delaware. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


XII. THE COMMITTEE

A. Appointment of the Committee

The Plan shall be administered by the Committee. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company.

B. Claims Procedure

The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of a claim for benefits under the Plan, by a Participant, or a former Participant, or a Beneficiary thereof, shall be stated in writing by the Committee and delivered or mailed to the claimant and such notice shall set forth the specific reasons for the denial written in a reasonable manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied to review the decision denying the claim.

C. Records and Reports

The Committee shall make available to each participant such records as may pertain to such Participant's interests in the Plan, and such Participant shall have the right to examine same at the office of the Committee during regular business hours. However, such Participant shall have no right to inspect any other records of the Committee or the Company.

D. Committee Powers and Duties

The Committee shall have the specific power and authority as herein granted to it and shall have such other power and authority as may be necessary in order to discharge its duties under the Plan, including, but not limited to, the following:

a. To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder; b. To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

c. To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

d. To receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan,

e. To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

f. To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements of the Plan:

g. To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

The Committee shall have no power to add to, subtract from, or modify any terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

However, not withstanding anything to the contrary, the Committee with the permission of the Board of Directors may waive, modify, or revise certain aspects of the Plan.

E. Promulgation of Rules and Decisions

The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to reply upon information furnished by a Participant or a former Participant, or Beneficiary thereof, the Company, or the legal counsel of the Company.

F. Procedures

The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman and appoint a secretary, who may or may not be a Committee member. The secretary shall keep a written record of all meetings and of all actions taken without a meeting and shall forward all communications as the Committee deems necessary to the Company. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member, who within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members of the Company shall not be responsible for any such action or failure to act. The acts and decisions of the Committee in connection will all matters within the scope of its authority shall be final, conclusive and binding on the Company, all Participants, all former Participants, and all persons claiming under or through such Participants or former Participants.

G. Authorization of Benefit Payments

The Committee or their duly authorized agent or agents shall issue directions concerning all benefits to be paid from the Plan pursuant to the provisions of the Plan and shall warrant that all such directions are in accordance with the Plan.

H. Applications and Forms

The Committee may require all Participants or former Participants, and all personal claiming under or through such Participants or former Participants, to complete and file with the Committee an application for a benefit or any other form approved by the Committee, and to furnish all pertinent information required by the Committee. The Committee may rely upon all such information furnished it.

I. Payment of Benefits

Whenever, in the Committee's opinion, a person entitled to receive a payment of a benefit hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.